UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SKYE BIOSCIENCE,
INC.

(Exact name of Registrant as specified in its charter)

Nevada	45-0692882
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
11250 El Camino Real, Suite 100, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
Skye Bioscience, Inc. 2014 Amended and Restated Omnibus Incentive Plan
Skye Bioscience, Inc. 2022 Employee Stock Purchase Plan
__________________
(Full Title of the Plan)

Punit Dhillon
Chief Executive Officer
Skye Bioscience, Inc.
11250 El Camino Real, Suite 100
San Diego, CA 92130
(858) 410-0266
________________________________________________________________
(Name, Address, and Telephone number, Including Area Code, of Agent for Service)
Copies to:

Steven G. Rowles Morrison & Foerster LLP 12531 High Bluff Drive, #100 San Diego, CA 92130 (858) 720-5100	Emily K. Beers Morrison & Foerster LLP 2100 L Street NW, Suite 900 Washington, D.C. 20037 (202) 887-1563

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the "Commission") in accordance with General Instruction E to Form S-8 for the purpose of registering an additional 617,462 shares of common stock of Skye Bioscience, Inc. (the “Registrant”) issuable or which may become issuable under the Skye Bioscience, Inc. 2014 Amended and Restated Omnibus Incentive Plan (the “2014 Plan”) and 80,016 additional shares of common stock under the Skye Bioscience, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”), in each case, pursuant to the evergreen provisions of such plans.

Pursuant to General Instruction E of Form S-8, the contents of the prior registration statements on Form S-8, File No. 333-276211, File No. 333-245177, File No. 333-227860, and File No. 333-226259, previously filed with respect to the 2014 Plan and the 2022 ESPP, are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which are on file with the Commission, are incorporated herein by reference:
a. the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on March 22, 2024;
b. the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, as filed with the Commission on May 10, 2024 and August 9, 2024, respectively;
c. the Registrant's Current Reports on Form 8-K (other than information furnished rather than filed) filed with the Commission on January 29, 2024, February 12, 2024, March 4, 2024, March 13, 2024, June 10, 2024 and July 3, 2024; and
d. the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 10, 2024, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation of Registrant, as amended (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K filed on March 22, 2024)
3.2	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to our Report on Form 10-K filed on March 2, 2021)
5.1*	Opinion of Fennemore Craig, P.C.
10.1	Skye Bioscience, Inc. 2014 Omnibus Amended and Restated Incentive Plan (incorporated by reference to Appendix D to the Registrant’s Definitive Proxy Statement filed on August 31, 2022)
10.2
Amendment No. 1 to the Amended and Restated Skye Bioscience, Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 3, 2023)

10.3	Form of Stock Option Agreement under 2014 Amended and Restated Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed on November 3, 2014)
10.4	Form of Restricted Stock Unit Agreement under 2014 Amended and Restated Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 to our Annual Report on Form 10-K filed on March 28, 2022)
10.5
Form of Stock Option Award Agreement - For Canadian Optionees under 2014 Amended and Restated Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q filed on November 14, 2022)

10.6	Skye Bioscience, Inc. 2022 Employee Stock Purchase Plan (incorporated by reference to Appendix C to the Registrant’s Definitive Proxy Statement filed on August 31, 2022)
23.1*	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)
23.2*	Consent of Marcum LLP
24.1*	Power of Attorney (included on signature page of this Registration Statement)
107*	Filing Fee Table
_______
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on August 9, 2024.

SKYE	BIOSCIENCE, INC.

By:	/s/ Kaitlyn Arsenault
Name:	Kaitlyn Arsenault
Title:	Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Punit Dhillon and/or Kaitlyn Arsenault as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Punit Dhillon	Chief Executive Officer, Chairman of the Board, and Director	August 9, 2024
Punit Dhillon	(Principal Executive Officer)

/s/ Kaitlyn Arsenault	Chief Financial Officer	August 9, 2024
Kaitlyn Arsenault	(Principal Financial Officer and Principal Accounting Officer)

/s/ Deborah Charych	Director	August 9, 2024
Deborah Charych

/s/ Annalisa Jenkins	Director	August 9, 2024
Annalisa Jenkins

/s/ Paul Grayson	Director	August 9, 2024
Paul Grayson

/s/ Andrew J. Schwab	Director	August 9, 2024
Andrew J. Schwab

/s/ Karen Smith	Director	August 9, 2024
Karen Smith